Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

EZFILL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)(2)	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common stock, $.0001 par value reserved for issuance pursuant to stock option awards (2)		396,512	$1.26	$499,605.12	(4)	0.0000927	$46.31
Fees to be Paid	Equity	Common stock, $.0001 par value(3)		728,801	$1.30	$947,441.30	(5)	0.0000927	$87.83
Fees to Paid	Equity	Common stock, $.0001 par value (6)		763,185	$1.30	$992,140.50	(7)	0.0000927	$91.97

	Total Offering Amounts					$2,439,186.92
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due								$226.11

(1)	This Registration Statement also covers additional shares of EzFill Holdings, Inc. that may be issuable by reason of stock splits, stock dividends or similar transactions as permitted by Rule 416 under the Securities Act of 1933, as amended.

(2)	Represents the number of share issuable pursuant to stock option awards outstanding under the EzFill Holdings, Inc. 2022 Incentive Compensation Plan.

(3)	Represents the number of shares of Common stock issued to the Selling Stockholders pursuant to the EzFill Holdings, Inc. 2022 Incentive Compensation Plan.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the exercise price of the shares underlying the applicable stock option award, which is the last sale price of the Registrant’s Common Stock on the date of grant.

(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low sales prices of Registrant’s Common Stock on March 8, 2022, as quoted on the NASDAQ Global Select Market

(6)	Represents the number of stock options and common shares available for future grants under the EzFill Holdings, Inc. 2022 Incentive Compensation Plan.